Exhibit 2

Transactions in the Securities of the Issuer Since the Filing of Amendment No. 1 to the Schedule 13D

Nature of the Transaction	Amount of Securities Purchased	Price ($)	Date of Purchase

THE RADOFF FAMILY FOUNDATION

Purchase of Common Stock	10,000	2.9005	04/02/2025

BRADLEY L. RADOFF

Purchase of Common Stock	10,000	2.8425	04/02/2025
Purchase of Common Stock	25,000	2.8783	04/02/2025
Purchase of Common Stock	10,000	2.8461	04/02/2025
Purchase of Common Stock	10,000	2.8444	04/03/2025
Purchase of Common Stock	25,000	2.9182	04/03/2025
Purchase of Common Stock	10,000	2.8640	04/03/2025
Purchase of Common Stock	10,000	2.8583	04/03/2025
Purchase of Common Stock	10,000	2.8791	04/03/2025
Purchase of Common Stock	10,000	2.8419	04/04/2025
Purchase of Common Stock	10,000	2.8772	04/04/2025
Purchase of Common Stock	10,000	2.8286	04/04/2025
Purchase of Common Stock	10,000	2.8538	04/04/2025
Purchase of Common Stock	1,000	2.8170	04/07/2025
Purchase of Common Stock	4,000	2.6550	04/07/2025
Purchase of Common Stock	5,000	2.6956	04/07/2025
Purchase of Common Stock	5,000	2.7403	04/07/2025
Purchase of Common Stock	5,000	2.7601	04/07/2025
Purchase of Common Stock	10,000	2.7718	04/07/2025
Purchase of Common Stock	10,000	2.7901	04/07/2025
Purchase of Common Stock	10,000	2.7508	04/07/2025
Purchase of Common Stock	1,000	2.8500	04/08/2025
Purchase of Common Stock	9,000	2.7430	04/08/2025
Purchase of Common Stock	10,000	2.7025	04/08/2025
Purchase of Common Stock	600	2.6717	04/09/2025
Purchase of Common Stock	1,000	2.6776	04/09/2025
Purchase of Common Stock	2,000	2.6444	04/09/2025
Purchase of Common Stock	2,000	2.6535	04/09/2025
Purchase of Common Stock	4,400	2.6557	04/10/2025
Purchase of Common Stock	5,000	2.6569	04/10/2025
Purchase of Common Stock	5,000	2.6445	04/10/2025
Purchase of Common Stock	10,000	2.6354	04/10/2025
Purchase of Common Stock	10,000	2.6767	04/10/2025
Purchase of Common Stock	5,000	2.6709	04/10/2025